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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): February 19, 1999

                           NEXTEL INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

         WASHINGTON                   333-26649              91-167-1412
         ----------                   ---------              -----------
 (State or other jurisdiction      (Commission File       (I.R.S. Employer
     of incorporation)                 Number)               Identification)


       1191 Second Avenue, Suite 1600, Seattle, WA              98101
       -------------------------------------------              -----
        (Address of principal executive offices)              (Zip Code)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 749-8000
                                                            --------------

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ITEM 5.     OTHER EVENTS

      (a)   INTERNATIONAL MOTOROLA FINANCING FACILITY.

      Nextel International, Inc. (the "Company") and Motorola Credit Corporation ("Motorola Credit") have entered into definitive agreements, which became effective on February 4, 1999 (the "International Motorola Financing
Facility"), with respect to the previously announced commitment letter and term sheet pursuant to which Motorola Credit agreed to provide equipment financing to the Company and certain subsidiaries of the Company (the "Operating Companies"). The International Motorola Financing Facility provides for up to $225 million in incremental term loans to the Company consisting of (i) up to $100 million in loans to reimburse the Company for payments made to Motorola, Inc. ("Motorola") by the Company and certain Operating Companies for certain qualifying purchases of iDEN(TM) infrastructure equipment and related services (including ancillary products and services) by or for the benefit of such Operating Companies (the "Reimbursement Loans"); and (ii) up to $225 million in loans (less the amount of Reimbursement Loans advanced under (i) above) to (A) finance the cost of qualifying future purchases of iDEN(TM) infrastructure equipment and related services (including ancillary products and services) purchased by or for the benefit of the Borrowing Affiliates (as defined below) and (B) repay the principal amounts outstanding under the existing financing facilities between Motorola Credit and the company's Philippines affiliate ("Nextel Philippines") and the bridge facility between Motorola Credit and the Company for the benefit of Nextel Philippines. The "Borrowing Affiliates," for purposes of the International Motorola Financing Facility, include Comunicaciones Nextel de Mexico, S.A. de C.V., Nextel del Peru, S.A., Nextel Philippines, J-Com Co. Ltd. and such other entities in which the Company holds an equity interest and which have been so designated by agreement between the Company and Motorola Credit. Loans under the International Motorola Financing Facility will be repaid in eight equal semi-annual installments beginning June 30, 2001 and will mature December 31, 2004. Loans under the International Motorola Financing Facility will bear interest at variable rates based upon either the U.S. prime rate or LIBOR and will be secured by, among other things, a pledge of the shares of stock of the Borrowing Affiliates held by the Company, a pledge of the shares of stock of certain other direct and indirect subsidiaries of the Company and a pledge of the shares of stock of the Borrowing Affiliates held by certain third party shareholders.

      As of February 19, 1999, the Company has borrowed the entire $100 million of Reimbursement Advances available to it under the International Motorola Financing Facility, leaving an aggregate of $125 million available for borrowings under such facility. The availability of borrowings under the International Motorola Financing Facility are subject to the satisfaction or waiver of certain applicable borrowing conditions.

      A copy of the International Motorola Financing Facility, which is attached hereto as Exhibit 99.1, is incorporated herein by reference, and the descriptions herein are qualified in their entirety by such reference.

      (b)  IMPACT OF DEVALUATION OF BRAZILIAN REAL.

      During the first two months of the quarter ending March 31, 1999, there has been a significant fluctuation in the value of the Brazilian real relative to the U.S. dollar due to the real's recent devaluation. As a result of such devaluation the Company estimates that it will record a pre-tax charge (net of minority interests) of approximately $35 million on its consolidated statement of operations during the quarter ending March 31, 1999 related to foreign currency transaction losses. This amount is based on the outstanding amount of U.S. dollar - denominated debt of the Company's Brazilian subsidiaries, an estimate of the exchange rate of the Brazilian real as of the end of the quarter ending March 31, 1999 (based the exchange rate on recent dates) and the Company's percentage ownership interest in its Brazilian subsidiaries at the end of such period. Additionally, the Company estimates that it will record a negative cumulative translation adjustment on its balance sheet (determined in a manner consistent with prior periods) of approximately $130 million based on an estimate of the exchange rate as of the end of the quarter ending March 31, 1999 (based on the exchange rate on recent dates), which will be reflected as an adjustment to the cumulative translation adjustment account within stockholders' equity. The actual net pre-tax charge recorded during the quarter ending March 31, 1999 and the cumulative translation adjustment to the balance sheet as of March 31, 1999 will be based on the exchange rate of the Brazilian real at the end of such quarter, and accordingly, may be higher or lower.


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      Although the Company cannot predict what other effects the devaluation of the Brazilian real will have on its results of operation and the value of its investments in Brazil, the devaluation could have significant adverse effect on the Company's results of operations due to, among other things, (i) the additional amount in Brazilian reais that the Company's Brazilian subsidiaries will have to pay for U.S. dollar-denominated purchases of certain equipment and services; (ii) the Company's reduced U.S. dollar-converted revenue stream from its Brazilian subsidiaries; and (iii) the impact of the devaluation on the Brazilian economy, and on the economies of the other Latin American countries in which the Operating Companies conduct business.

      "SAFE HARBOR" STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. A number of the matters and subject areas discussed in the foregoing that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may differ materially from the Company's actual future experience involving any one or more of such matters and subject areas. The Company's estimates and its actual results of operations may be subject to the effect of certain risks and uncertainties, including, but not limited to, general economic conditions in Latin America and Asia and in the market segments that the Company is targeting for its commercial services; the effect of the Brazilian currency devaluation on the economies of the other in Latin American economies in which the Company operates; the accuracy of the Company's estimates of the impact of the weakening of currencies in Brazil and the rest of Latin America in general as compared to the U.S. dollar; substantive terms of or associated with any international financial aid package that may be made available to any country in which the Company's operating companies conduct business, including Brazil; future legislation or regulation by governmental entities in the markets in which the Company's operating companies conduct their business; the availability of adequate quantities of system infrastructure and subscriber equipment and components to meet the Company's service deployment and marketing plans and customer demand; the impact of the economic conditions in Latin America and Asia and other market conditions on the volatility and availability of equity and debt financing in domestic and international capital markets and the Company's access to sufficient debt and equity financing to meet the Company's operating and financial needs; the successful deployment and performance of Motorola's iDEN(TM) technology on the Company's wireless communications networks; the ability to achieve market penetration and average subscriber revenue levels sufficient to provide financial viability to the Company's wireless communications business; the Company's ability to accomplish required scale-up of its billing, customer care and similar administrative support timely and successfully to keep pace with anticipated customer growth and increased system usage; the quality and price of similar or comparable wireless communications services offered or to be offered by the Company's competitors in each market, including providers of cellular and personal communications services, other wireless communications services or telecommunications generally; satisfactory identification and completion of Year 2000 software and hardware revisions by the Company and entities with which it does business; and other risks and uncertainties described from time to time in the Company's reports filed with the Securities and Exchange Commission , including the relevant qualifying factors identified in Part I, Item 1,"Business -- Risk Factors," of the Company's 1997 Annual Report on Form 10-K for the year ended December 31, 1997 and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)  Financial Statements of Business Acquired.

           None

      (b)  Pro Forma Financial Information.

           None

      (c)  Exhibits.



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           99.1    Master Equipment Financing Agreement, dated as of February
                   4, 1999, by and between Nextel International, Inc., the lenders named therein and Motorola Credit Corporation as Administrative Agent and Collateral Agent.






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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 19, 1999             NEXTEL INTERNATIONAL, INC.

                                    By:  /S/ Heng-Pin Kiang
                                       ----------------------------------------
                                             Heng-Pin Kiang
                                             Vice President and General Counsel









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